UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):              October 5, 2023

HALLMARK FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 1100, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 par value	HALL	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Hallmark Financial Services, Inc. (the “Company” was reconvened on October 5, 2023, after such meeting was convened and adjourned on September 7, 2023. The following matters were submitted to the stockholders of the Company entitled to vote at the Annual Meeting (the “Stockholders”), which are more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on July 20, 2023:

Proposal #1

To approve and adopt an amendment to the Company’s Restated Articles of Incorporation (the “Tax Asset Protection Amendment”) designed to restrict certain transfers of stock to protect the tax benefits of the Company’s net operating loss carryforwards;

Proposal #2

To approve and adopt an amendment to the Company’s Restated Articles of Incorporation (the “Capital Authorization Amendment”) in order to authorize the issuance of (a) 200,000,000 shares of a newly created class of common stock to be named “Class A Common Stock” and (b) 10,000,000 shares of preferred stock, with rights and preferences to be determined by the Company’s Board of Directors from time to time; and

Proposal #4	To elect four (4) directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; and
Proposal #5	To conduct an advisory vote approving the Company’s compensation of its named executive officers (the “Say-On-Pay Proposal”); and
Proposal #6	To conduct an advisory vote on the frequency of future advisory votes on the Company’s compensation of its named executive officers (the “Say-On-Frequency Proposal”).

On July 10, 2023, the record date for the Annual Meeting, there were 1,818,482 shares of Common Stock issued, outstanding and entitled to vote. Stockholders holding 1,273,409 shares were present at the meeting, in person or represented by proxy. Each of the two charter amendment proposals were passed with a majority of the shares of the company’s issued and outstanding shares of common stock voting in favor of these amendments. Each of the director nominees was elected to hold office until their respective successor is duly elected and qualified or until their earlier death, resignation or removal. In addition, the Stockholders also approved an advisory vote on executive compensation and an advisory vote on the frequency (3 years) of the advisory vote on executive compensation. The following tables show the results of the voting for each proposal. There were no broker non-votes cast at the Annual Meeting.

Prop #1	With respect to the adoption of the Tax Asset Protection Amendment, the proposal received the following votes to approve:

1,001,316	shares were voted in favor
263,987	shares were voted opposed; and
6,376	shares abstained from voting.

Prop #2	With respect to the adoption of the Capital Authorization Amendment, the proposal received the following votes to approve:

983,701	shares were voted in favor
284,910	shares were voted opposed; and
1,798	shares abstained from voting.

Prop #4	With respect to the election of directors, the respective nominees received the following votes:

	FOR	AGAINST	ABSTAIN
Mark E. Schwarz	1,205,910	63,135	1,364
Scott T. Berlin	1,064,015	205,018	1,376
Doug Slape	1,202,748	66,305	4,356
Mark E. Pape	1,204,710	63,958	1,741

Prop #5	With respect to the adoption of the Say-On-Pay Proposal, the proposal received the following votes to approve

1,190,172	shares were voted in favor
76,398	shares were voted opposed; and
3,839	shares abstained from voting.

Prop #6	With respect to the advisory vote on the Say-On-Frequency Proposal, the proposal received the following votes related to frequency of Say-On-Pay resolutions going forward:

929,568	shares voted in favor of EVERY THREE YEARS
1,431	shares voted in favor of EVERY TWO YEARS
333,860	shares voted in favor of EVERY YEAR
5,549	shares abstained from voting.

Other Matters.

No other matters were voted on at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date:	October 10, 2023	By:	/s/ CHRISTOPHER J. KENNEY
Christopher J. Kenney, Chief Executive Officer